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                                                                    EXHIBIT 10.8

                          AMERICAN HEALTHCHOICE, INC.

                        1995 EMPLOYEE STOCK OPTION PLAN

                                AMENDMENT 1996-1

                               SEPTEMBER 1, 1996


         Pursuant to Section 16 of the American Healthchoice, Inc. 1995 Employee Stock Option Plan (the "Employee Option Plan"), American Healthchoice, Inc., hereby amends the Employee Option Plan effective September 1, 1996 as follows:

         1. Employee Option Plan Section 4(a)(iv) is hereby amended to read as follows:

                          "(iv)  Notwithstanding the foregoing subparagraph
                 (iii), if the Company registers any of its equity securities under Section 12(b) or 12(g) of the Exchange Act, the following provisions shall replace subparagraph (iii) above:
                 The Committee administering this Plan shall be comprised solely of two (2) or more non-employee directors of the Company. A non-employee director is any member of the Board who: (i) is not currently an officer of the Company or a related corporation; (ii) does not receive compensation for services rendered to the Company or a related corporation in any capacity other than as a director; (iii) does not possess an interest in any transaction with the Company for which disclosure would be required under the securities laws; or
                 (iv) is not engaged in a business relationship with the Company for which disclosure would be required under the securities laws."

         2. Employee Option Plan Section 5(b) is hereby amended to read as follows:

                          "(b)  Each Option shall be designated in the Option
                 Agreement evidencing such Option as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value (determined at the time an Option is granted) of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, then only Options with a fair market value equal to $100,000 shall be treated as Incentive Stock Options, the remainder shall be treated as Nonqualified Stock Options."

         3. Employee Option Plan Section 8(a)(ii) is hereby amended to read as follows:

                          "(ii)  In the case of a Nonqualified Stock Option,
                 the per Share exercise price shall be the price the Board determines in its sole discretion."
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         4.      Employee Option Plan Sections 9(b), (c) and (d) are hereby amended to read as follows:

                          "(b)  Termination of Status as an Employee or
                 Consultant. Upon the termination of an Optionee's Continuous Status as an Employee or Consultant (as the case may be), such Optionee may, but only for a period of time of no more than three (3) months in the case of an Incentive Stock Option, or such period of time as is provided by the Board in the case of a Nonqualified Stock Option, after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                          (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), such Optionee may, for such period of time as is provided by the Board, but not later than twelve (12) months from the date of such termination (in the case of an Incentive Stock Option (and in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                          (d) Death of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of the death of an Optionee:

                                  (i)      during the term of an Option with
                          respect to an Optionee who is at the time of his death an Employee or Consultant and who has been in Continuous Status as an Employee or Consultant since the date of grant of such Option, the Option may be exercised for such period of time as is provided by the Board, but not later than twelve (12) months following the date of death in the case of an Incentive Stock Option (and in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the personal representative of the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant for such provided period after the date of death; or





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                                  (ii)  within thirty (30) days after the
                          termination of Continuous Status as an Employee or Consultant, the Option may be exercised for such period of time after the date of death as is provided by the Board (not to exceed three (3) months in the case of an Incentive Stock Option, but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right of exercise that had accrued at the date of termination."

         The remaining Employee Option Plan provisions shall continue in full force and effect.

                                  AMERICAN HEALTHCHOICE, INC.



                                  By:   [SIG]
                                     ----------------------------------------
                                           Secretary





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